                                                                   EXHIBIT 21.1


                                                STATE OR JURISDICTION   TYPE OF
SUBSIDIARY OR PARTNERSHIP                          OF INCORPORATION     INTEREST          % OWNED          OWNED BY
-------------------------                       ---------------------   --------          -------         ----------
Chicago Miniature Optoelectronic                     Delaware              C               100%           SLI, Inc.
   Technologies, Inc. ("CMOT")
Chicago Miniature Lamp (Canada) Inc.                 Ontario               C               100            CMOT
IDI Internacional S.A.                               Costa Rica            C               100            CMOT
Chicago Miniature Lamp - Sylvania                    Delaware              C               100            SLI
   Lighting International, Inc. ("CML-SLI")
SLI Lighting Products, Inc. ("SLP")                  Delaware              C               100            SLI
SLI Lighting Solutions, Inc.                         North Carolina        C               100            SLI
SLI Lighting Company                                 Delaware              C               100            SLP
CML Air, Inc.                                        New Hampshire         C               100            SLI
Electro-Mag International, Inc.                      Delaware              C               100            SLI
Alba Speziallampen Holding GmbH                      Germany               LLC             100            SLI
Chicago Miniature Lamp - Sylvania I                  The Netherlands       C               100            CML-SLI
   B.V. ("BVI")
Chicago Miniature Lamp - Sylvania II                 The Netherlands       C               100            BVI
   B.V. ("BVII")
Sylvania Lighting International B.V.                 The Netherlands       C               100            BVII
   ("SLI-BV")
Flowil International (Holding) B.V.                  The Netherlands       C               100            SLI-BV
Badalex Limited                                      United Kingdom        C               100            BVII

*C = Corporation, LLC = Limited Liability Company,
LP = Limited Partnership Interest, GP = General Partnership Interest